Florida Focused Long-Term Tax-Exempt Fund owners: Vote your fund's proxy

You're now able to review the proxy statement that asks you and other Vanguard Florida Focused Long-Term Tax-Exempt Fund shareholders to vote on a reorganization proposed by the fund's trustees. After you read this entire message, please read the official proxy statement and cast your vote by going to Vanguard's authorized voting website.

About the proposal and your vote

The purpose of the proposed reorganization is to combine Vanguard Florida Focused Long-Term Tax-Exempt Fund with Vanguard Long-Term Tax-Exempt Fund—a larger, more diversified fund that also seeks to provide current income exempt from federal taxes.

Because you owned shares of the Florida Focused Long-Term Tax-Exempt Fund on the record date of May 1, 2013, we encourage you to cast a vote even if you sold your shares after that date. No matter how many shares you own, your vote is important.

Thank you in advance for voting. If you have any questions about the proxy, please call us at 800-662-7447 on business days from 8 a.m. to 10 p.m. or on Saturdays from 9 a.m. to 4 p.m., Eastern time.

Your official instructions

Please note that the Florida Focused Long-Term Tax-Exempt Fund proxy calls for a special meeting of shareholders scheduled to be held on July 22, 2013. This proxy is solicited on behalf of the board of trustees of the fund. As you proceed to the voting site to electronically cast your vote, keep the following points in mind:

  You're appointing Natalie Bej, F. William McNabb III, and Heidi Stam, or any of them, as your proxies to vote your interests in the fund at the special meeting of shareholders, whether it takes place as scheduled or is postponed.

  You may view the notice of a special meeting of shareholders and an accompanying proxy statement (both at the above link), which provide detailed information regarding the proposal to be addressed at the meeting. You should read those documents carefully.

  The fund's board of trustees recommends that you vote "For" the proposed reorganization. This proxy will be voted according to your instructions.

  The proxies are authorized to vote on any other matters that may arise before the meeting takes place, even if it's postponed.

When you click the link above, you'll be leaving Vanguard's website and entering the voting website, which is sponsored by Computershare Fund Services, Vanguard's authorized agent for proxy voting and tabulation services. You'll be automatically directed to a secure, personalized online proxy ballot that will allow you to cast your vote for your Vanguard account. Please note that Computershare meets Vanguard's strict information security guidelines.

If you prefer to visit the voting site later, you can access it here:

www.proxy-direct.com/vanguard

However, when prompted, you'll need to enter the following information:

  Control number: xxx xxxx xxxx xxx

  Security code: xxxx xxxx

E-mail

Subject line: Vote your fund's proxy now

Preheader: No matter how many shares you own, your vote is important

Attention Florida Focused Long-Term Tax-Exempt Fund owners

Dear ##SALUTATION##,

The trustees of Vanguard Florida Focused Long-Term Tax-Exempt Fund are requesting your vote on an important proposal presented in a proxy statement. Please log on to your account at vanguard.com and, from the My Accounts dropdown, select Messages to read a secure message about the proxy.

Note that proxy materials for joint accounts have been electronically delivered only to the secure message center of the individual named first in the account registration. If you aren't the first-named owner, consult with the other joint account owner(s) regarding the proxy and vote.

You're being asked to vote on the proposals because you owned shares of Vanguard Florida Focused Long-Term Tax-Exempt Fund on the "record date" of May 1, 2013. We encourage you to cast a vote even if you sell your shares after that date. No matter how many shares you own, your vote is important.

Thank you in advance for voting.

F. William McNabb III

Chairman and Chief Executive Officer

---------------------------------------------------------------------------------------------------------------------------

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May 2013

P.O. Box 2600
Valley Forge, PA 19482-2600

vanguard.com

Florida Focused Long-Term Tax-Exempt Fund owners: Vote your fund’s proxy

Dear Vanguard Client,

We recently sent an e-mail to the person named first on your Vanguard joint account explaining that you can now vote on an important proposal presented in a proxy by the trustees of Vanguard Florida Focused Long-Term Tax-Exempt Fund. As noted in the e-mail, the first-named account owner can log on to vanguard.com and, from the My Accounts dropdown, select Messages to read a secure message about the proxy statement. The message describes how a vote can be registered on behalf of your account.

We encourage all joint owners to discuss how they wish to vote on the proposal. All joint account owners have equal rights in deciding how to vote.

You can vote on the proposal because you owned shares of Vanguard Florida Focused Long-Term Tax-Exempt Fund on the record date of May 1, 2013. We encourage you to cast a vote even if any of your shares are sold after that date. No matter how many shares you own, your vote is important.

If you have any questions about the proxy, please call us at 800-662-7447 on business days from 8 a.m. to 10 p.m. or on Saturdays from 9 a.m. to 4 p.m., Eastern time.

Thank you in advance for voting.

F. William McNabb III
Chairman and Chief Executive Officer

All investing is subject to risk, including the possible loss of the money you invest.

This material may be used in conjunction with the offering of shares of any Vanguard fund only if preceded or accompanied by the fund’s current prospectus.

© 2013 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor

JFFPL 052013

May 2013

P.O. Box 2600
Valley Forge, PA 19482-2600

vanguard.com

Florida Focused Long-Term Tax-Exempt Fund owners: Vote your fund’s proxy

Dear Vanguard Client,

We recently sent an e-mail to the trustee named first on the Vanguard account for which you’re named as a trustee. The e-mail explained that you can now vote on an important proposal presented in a proxy by the trustees of Vanguard Florida Focused Long-Term Tax-Exempt Fund. As noted in the e-mail, the first-named trustee can log on to vanguard.com and, from the My Accounts dropdown, select Messages to read a secure message about the proxy statement. The message describes how a vote can be registered on behalf of the account.

We encourage all trustees to discuss how they wish to vote on the proposal. All trustees have equal rights in deciding how to vote.

You can vote on the proposal because you were listed as a trustee for an account that owned shares of Vanguard Florida Focused Long-Term Tax-Exempt Fund on the record date of May 1, 2013. We encourage you to cast a vote even if any of the shares are sold after that date. No matter how many shares you own, your vote is important.

If you have any questions about the proxy, please call us at 800-662-7447 on business days from 8 a.m. to 10 p.m. or on Saturdays from 9 a.m. to 4 p.m., Eastern time.

Thank you in advance for voting.

F. William McNabb III
Chairman and Chief Executive Officer

All investing is subject to risk, including the possible loss of the money you invest.

This material may be used in conjunction with the offering of shares of any Vanguard fund only if preceded or accompanied by the fund’s current prospectus.

© 2013 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor

FFPLT 052013

Outreach

Proposed Merger – Vanguard FL Focused Long-Term Tax-Exempt Fund with Long-Term Tax-Exempt Fund

Subject Line: Vote your fund's proxy now

Dear Mr./Ms. XX:

Thank you for your e-mail regarding XXX.

The trustees of Vanguard Florida Focused Long-Term Tax-Exempt Fund are requesting your vote on an important proposal presented in a proxy statement.

You're being asked to vote on the proposals because you owned shares of Vanguard Florida Focused Long-Term Tax-Exempt Fund on the record date of May 1, 2013. We encourage you to cast a vote even if you sell your shares after that date. No matter how many shares your own, your vote is important!

About the proposal >

The reorganization is being proposed in response to changes in Florida's tax laws. Florida residents were subject to the Florida Intangible Personal Property tax, which was a tax on certain assets that included investments. The Florida Fund was launched when Florida residents were subject to that tax and could benefit Florida residents by having its shares exempt from Florida state taxes, if any. In 1999 the state of Florida progressively began reducing the tax, and repealed it in 2007. This repeal has eliminated the tax benefits for Florida residents that were previously available through ownership of the Florida Fund.

The purpose of the proposed reorganization is to combine Vanguard Florida Focused Long-Term Tax-Exempt Fund with Vanguard Long-Term Tax-Exempt Fund--a larger, more diversified fund that also seeks to provide current income exempt from federal taxes. There are no longer any state-specific tax benefits that would warrant Florida residents investing in a fund with Florida state-specific risk.

Your board of trustees believes it is in the shareholders' best interests to reorganize the Florida Fund, and as a result recommends that you vote FOR the proposed reorganization.

Your voting instructions >

Outreach

Proposed Merger – Vanguard FL Focused Long-Term Tax-Exempt Fund with Long-Term Tax-Exempt Fund

You can vote by mail, telephone, through the internet or mobile device, or in person; your secure and personalized voting instructions can be found on the proxy instruction card sent by [e-mail / mail].

The instruction card you were sent includes a notice of a special meeting of shareholders and an accompanying proxy statement, which provides detailed information regarding the proposal to be addressed at the meeting. You should read those documents carefully.

**Bond funds are subject to the risk that an issuer will fail to make payments on time, and that bond prices will decline because of rising interest rates or negative perceptions of an issuer’s ability to make payments.** **All investing is subject to risk, including the possible loss of the money you invest.** Contact me with questions > If you have any questions about the proxy, please don’t hesitate to contact me using the information provided below. You can also schedule an appointment for me to call you. Simply log on to your account and select "Create/edit an appointment" on the right side of the page.

Best regards,

Client Proxy Outreach

Voicemail Script (if no answer)
If the shareholder does not answer, please leave the following message.
	“This message is for Mr./Mrs./Ms. ________(full name). This is	(full
name) from Vanguard calling with an important message about a recent proxy mailing you should have received. It is important that you refer to the proxy materials we recently sent for further instruction, including an upcoming deadline.
Feel free to give me a call if you have any questions.”
Introduction (if client is home)
Good morning/afternoon/evening. This is		(full name) calling
from Vanguard on a recorded line.
§	May I please speak with Mr. /Mrs. (state client’s first and last name)?
- i.e. May I please speak with Mr. John Smith?

Position the Benefit
§	How are you doing today?
§	As your assigned	(segment) representative, I am calling to inform you
that Vanguard is conducting a proxy, and we need your vote.
§	Do you have a moment to speak?
Call Security
Suggested way to position security:
§	Since some of this information regarding the proxy is going to be account specific, I’d like to verify security with you before we get started. Would you mind verifying your full name (if client hasn’t verified it already)? Thank you.
§	Verify complete security for the client following standard procedures.

If the client is uncomfortable providing this information, please encourage them to check their proxy mailing and call back.

Agenda

First, let me begin by thanking you for investing with Vanguard. Vanguard is conducting a proxy for the Vanguard Florida Focused Fund. I’d like to take a moment to ask if you received your proxy statement for the Florida Fund, and if you have had the opportunity to review your
Proxy statement.

If client has not received and is an e-proxy client,

• Mr. _________, you can access your proxy by logging on and accessing your secure messages.
• Do you have a moment now to log on?

If client has not received and is an U.S. Mail Proxy client,

• Would you like me to reorder your proxy statement?

Verify the address is correct.

If the client received the proxy material, but the client has not reviewed the proxy material or is unfamiliar, state the following.

• The proxy contains a proposal to merge the Vanguard Florida Focused Long-Term Tax-
Exempt Fund (the “Florida Fund”) into Vanguard Long-Term Tax-Exempt Fund.

Proposal

The purpose of the proposed merger is to combine, on a tax-free basis, Vanguard Florida
Focused Long-Term Tax-Exempt Fund into Vanguard Long-Term Tax-Exempt Fund.

• The Florida Fund was launched in 1992 for Florida residents with a goal of providing income exempt from federal income taxes and any Florida state taxes.
• In 1999, Florida tax-code changes were instituted that progressively reduced the Florida
Intangible Personal Property Tax, which taxed certain assets such as investments in mutual funds, resulting in elimination of the tax in 2007.
• There are no longer any state-specific tax benefits that would warrant Florida residents investing in a Florida municipal bond fund with the associated Florida state-specific risk.

Rationale for the merger:
• Why vote yes for a merger with the Long-Term Tax-Exempt Fund:
ü Florida Fund shareholders would be merged into a larger, more diversified municipal bond fund that still provides income exempt from federal income taxes.
ü Long-Term Tax-Exempt Fund has similar investment performance over the long-run without
Florida state-specific risk.
ü Long-Term Tax-Exempt Fund has the same expense ratio.

ü The combined fund will spread fixed costs (audit, custody fees) over a larger asset base, which could lead to lower expenses for the combined fund over time. We think Long-Term
Tax-Exempt Fund also has a greater likelihood of continuing to gain scale, which could result in potentially lower expenses for the combined fund over time.
ü The merger would be a tax-free transaction for Florida Fund shareholders.
ü The board is encouraging shareholders to vote based on their recommendation to merge the fund, which is a vote “FOR” the proposal.

The Merger & Your Account

If the merger is approved, then your Florida Fund shares will automatically be exchanged, on a tax-free basis, for an equivalent dollar amount of shares in the National Fund. Your shares will be of the same class, Investor or Admiral. Your account registration and account options will be the same.

Voting

•	Would you like to vote now?

If yes,

There are five methods to cast your vote:
•	By phone via conference call with Computershare Fund Services (1-866-963-5816,
Monday- Friday 9 a.m. – 11 p.m. ET, and Saturday 12 p.m. – 6 p.m. ET)
•	By phone via the automated system (1-800-337-3503, available 24 hours)
•	Online at www.proxy-direct.com/vanguard
•	Complete ballot and mail
•	In person at the shareholder meeting at Vanguard’s offices in Malvern, PA on July
22, 2013.

How would you like to vote today?

If client prefers voting by phone with a Computershare representative:

•	I will bring a representative from our third party service provider for proxy voting,
Computershare Fund Services, on the line with us. May I place you on hold while I bring them on the line? Thank you.

Please have your voting ballots ready with the required control number and security number for each ballot you need to vote.

Conference the client to the appropriate phone number:
• Conference client with Computershare: 1-866-963-5816, Monday- Friday 9 a.m. –
11 p.m. ET, and Saturday 12 p.m. – 6 p.m. ET

If the client would like to call back later to vote, provide the following number/s as appropriate or ask them to refer to their proxy ballot for instructions.
If client prefers voting by phone through the Automated voting system:
• May I transfer you to the Automated system?
If yes, please have your voting ballots ready to enter the required control number and security number for each ballot you need to vote.
Transfer client to the appropriate extension:
• Transfer to automated voting: 1-800-337-3503
If the client would like to call back later to vote, provide the following number/s as appropriate or ask them to refer to their proxy ballot for instructions.
• Automated Mutual Funds voting: 1-800-337-3503
If client prefers voting online,
• You may vote online at www.proxy-direct.com/vanguard
• Please have your voting ballots ready to enter the required control number and security number for each ballot you need to vote.
• Would you like me to stay on the phone while you access the voting web site, in case you have additional questions?
If client prefers voting in person at the Shareholder Meeting:
• You may vote in person at Vanguard’s Malvern campus at 4 pm ET on July 22, 2013.

• Confirm the appointment: If you expect that your client will attend the shareholder meeting in person, create a scheduled client appointment, and contact the client at least
24 hours in advance to confirm the appointment.
• Set expectations for the client: Explain in the confirmation call/email the security process and any items to bring, if required.

Objection Resolution
If the client says: My spouse takes care of it.
• I understand. Is your wife / husband available to speak with me?

If wife / husband is unavailable

• Your vote is very important to Vanguard, as your wife / husband / spouse is unavailable, I would be more than happy to assist you with voting by reviewing the proposals.

If the client says: I don’t have time right now.

• I understand. Your vote is very important, is there a better time at which I may contact you to assist you with your vote?

If the client says: I am not interested…I do not want to vote

• Every vote is important and the outcome of this vote could have an impact on your current investments. May I inquire why you are not interested in voting?

If the client says: I do not have enough shares in the fund.

• Each shareholder’s vote is important whether you have 1000 shares or 1 share, please do not allow that stop you from placing your vote. Vanguard wants to make sure that your voice is heard.

If the client says: I have never received a call like this before.

• This is a standard practice in the industry to informing shareholders of an upcoming proxy. In addition, the proxy statement mentions that you may receive a phone call if your vote is not received.

Closing

Thank you for your time today. Is there anything that you would like to discuss in regards to your account or the Florida Fund proxy?

If client is not going to vote now:

As I mentioned before, we appreciate your business and we encourage you to vote.
Please feel free to contact me if you have any questions or concerns regarding the proxy or voting options.
My phone number and hours are_____. Thank you again Mr. /Mrs.___________. Have a nice day.